                                                      Exhibit 10.10 of Item 15

CONFIDENTIAL

December 12, 2002

Patricia Minicucci

Re: Separation Agreement and General Release

Dear Pat:

This letter  proposes the following  Separation  Agreement  and General  Release
("Agreement")  between you and Medix Resources,  Inc., (the "Company") regarding the terms of your release and separation from Medix.

I.   Background

     A.   You were employed by the Company as Executive Vice President.

     B.   You  and  the  Company  have  agreed  to  terminate  your   employment
          relationship  on an  amicable  basis  due to the  elimination  of your position.

II.  Terms of Agreement

In order to effect the  termination  of your  employment and to provide you with certain  benefits  that you would not  otherwise  be  entitled  to,  you and the
Company agree as follows:

          (iv) On October 23.  2002 your  services  with the Company  officially terminated although you will continue as a paid employee with all benefits  you  received  while  actively  working for the Company through the balance of your  contract  term of February 15, 2003.
               You agree that  Notice of  termination  pursuant to Section 15 of your  February  15,  2002  contract  has  been  satisfied  or  is otherwise waived.

          (v)  The Company will continue to pay you in  accordance  with it's bi weekly  payroll at the rate of $7,000.00 per payroll period until the 15th of February 2003, when your current  contract term would have otherwise  expired.  The difference between your current pay scale of $9423.00 per pay period and the $7,000.00, which will be paid to you,  will accrue  until the end of the term.  Commencing the next pay period  after  February  15, 2003 the  Company  will either pay you in full for any accrued  salary and  vacation  (as indicated in your last pay stub) or they will continue to pay you at the rate of $7,000.00  per pay period until the balance of the accrued vacation and salary has been paid in full.

          (vi) Interest shall accrue on the unpaid portion of your salary at the rate of 1% per cent above prime as  published  in the Wall Street
               Journal on December 1, 2002,  until the unpaid portion is paid in full.  Commencing February 15, 2003 interest shall also accrue on any reduced  portion of your  vacation or  subsequent  six months severance pay.

          (vii)In the event the  Company  secures  cash  financing  from any one lender an amount in excess  of  $3million  dollars  your  accrued salary  will be paid up and the bi weekly rate in section 2 above shall revert to your full salary of $9423.000 per pay period.

          (viii) In addition,  in the event the Company  secures cash  financing
               from  multiple   lenders   which   exceeds  $3  million   dollars
               cumulatively,  the Company will  likewise pay any accrued  salary and  commence  to pay your bi  weekly  salary at the full rate of
               $9423.00  per  pay  period  provided,  in  the  exercise  of  the
               Company's  reasonable  business judgment they can afford to do so and  further  provided  there are no  restrictions  or  covenants prohibiting the use of new cash from lenders or investors for the payment of prior obligations.

          (ix) Your   termination  from  the  Company  will  be  categorized  as termination-without-cause,  as defined in your  February 15, 2002
               Employment Agreement. The Employment Agreement dated February 15,
               2003 is otherwise null and void.

          (x)  The  Company  agrees  to waive  any  confidentiality  provisions, non-competition  provisions or  non-solicitation  provisions that would otherwise be in effect in your employment agreement.

          (xi) This Agreement  shall not be in any way construed as an admission by the Company that it has acted  wrongfully  with respect to you or any  other  person,  or that you have  any  rights  whatsoever against the Company.

          (xii)Even if you do not  sign  this  Agreement,  you  will be  offered benefits to which you are entitled under the Consolidated Omnibus
               Budget  Reconciliation Act of 1985 ("COBRA"),  and you retain all
               benefits   under  the   Company's   401(k)  Plan  if  you  are  a
               participant.

          (xiii) In the  event  you do not sign this  agreement  or revoke  your signature  after  signing the Company  will not convert  your ISO options to NQO's and you will have 90 days from your  termination date to exercise  those options and the  requisite  provisions of
               your   employment   agreement  are  in  effect   including   non-
               competition, confidentiality and non solicitation.

          (xiv)In exchange for the  promises  contained  in this  Agreement  and release of claims as set forth below,  and provided that you sign this  agreement and return it to me by December 19, 2002,  and do not revoke this Agreement as set forth in Paragraph 22(d):

               a.   The Company will pay you a six-month  severance allowance in the amount of your current base monthly  salary of $9423.00, beginning February 15, 2003 and ending August 15, 2003 to be paid  on a  bi-weekly  basis  and  in  accordance  with  the
                    Company's normal payroll process.

               b.   Notwithstanding the obligation in 11 herein, the Company may delay the commencement of the six-month  payment if upon the conclusion of the contract period of February 15, 2003 there remains  any  accrued  unpaid  salary or  vacation.  In that event,  the severance  shall be paid at the same rate as the reduced  salary  benefit,  to wit,  $7,000.00 per pay period until the entire balance due is paid in full.

               c.   The  Company  shall  for  all  approved,  untimely  and  not submitted  expense  reports,  reimburse you as and when they can  during  the next 10 months  in an amount  not to exceed
                    $7,000.

               d.   The Company will take steps to extend the exercise  dates on your ISO stock  options or convert them to NQO's,  whichever in their sole opinion is preferable.

               e.   Waive    any     non-competition,     confidentiality     or
                    non-solicitation provisions that it would otherwise claim.

          (xv) In consideration of the promises contained in this Agreement, you agree:

               a.   On behalf of  yourself  and  anyone  claiming  through  you, irrevocably  and  unconditionally  to  release,  acquit  and forever discharge the Company and/or its parent corporation,
                    subsidiaries,   divisions,   predecessors,   successors  and
                    assigns,  as well  as  each's  past  and  present  officers,
                    directors,   employees,   shareholders,    trustees,   joint
                    venturers,   partners,  and  anyone  claiming  through  them
                    (hereinafter "Releasees" collectively), in each's individual and/or  corporate  capacities,  from  any  and  all  claims, liabilities,  promises, actions, damages and the like, known or unknown,  which you ever had against any of the Releasees arising  out of or  relating  to your  employment  with  the
                    Company and/or the  termination of your  employment with the
                    Company.  Said claims  include,  but are not limited to: (1)
                    employment   discrimination   (including   claims   of   sex
                    discrimination  and/or sexual  harassment)  and  retaliation under  Title  VII (42  U.S.C.A.  2000e  etc.)  and  under 42
                    U.S.C.A.  section 1981 and section 1983, age  discrimination under the Age  Discrimination in Employment Act (29 U.S.C.A.
                    sections 621-634) and/or any other relevant  federal,  state statutes  or  municipal  ordinances;  (2) any and all claims under the Americans with  Disability Act (3) disputed wages;
                    (4)  wrongful   discharge   and/or  breach  of  any  alleged
                    employment contract;  and (5) claims based on any tort, such as invasion of privacy,  defamation, fraud and infliction of emotional distress.

               b.   That you shall not bring any legal action against any of the
                    Releasees  for any claim  waived  and  released  under  this
                    Agreement  and that you  represent  and warrant that no such claim has been filed to date.  You further agree that should you bring any type of administrative or legal action arising out of claims waived under this Agreement, you will bear all legal fees and costs, including those of the Releasees.  You further  covenant not to bring any Claim or Testify  against the company absent legal process;

               c.   Notification  to  Company.  Provided  the  company is not in breach,  you agree  that you will not file or  commence  any complaint,  charge,  or action against the Company  alleging wrongdoing pertaining to your employment with the Company or the termination  thereof. You agree that if any governmental
                    agency  or  any  court  or  arbitrator   hereafter   assumes
                    jurisdiction of any complaint, charge, or action against the
                    Company  you  will not  participate  in such  proceeding  or action,  as a witness  or  otherwise,  unless  compelled  by subpoena or court  order to do so and only after  giving the
                    Company immediate advance written notice of such subpoena or order and all cooperation reasonably required by the Company to  challenge  or limit the same.  Company  will provide you with  defense  with  respect  to prior  conduct of your as a company employee, but no defense will be provided respecting conduct  involving your individual,  ultra vires the Company conduct or conduct otherwise prohibited herein.

               d.   Notwithstanding the execution of this agreement,  should you commence  any  action  or  proceeding  against  the  Company pertaining  to the  subject  matter  of the  release  or any waiver contained in this agreement, you shall as a condition precedent  to the  prosecution  of such  action  cause to be returned  to the  Company  the full  amount  of any  profits realized by you in the course of  exercising  any ISO's that were  converted  to NQO's and all  remaining  options  shall immediately expire.

               e.   If in the course of any  litigation,  the release and waiver contained in this agreement is deemed to be valid by a court of  competent  jurisdiction  and is  thereby  a bar to  your claim, then you shall pay the Company's reasonable costs and attorney's fees pertaining to the  investigation and defense of such action or proceeding.

          (xvi)You agree to refer any and all reference  checks to the Company's
               Chief  Executive  Officer  and you know that any such  references will be limited to  confirmation  of your dates of employment and last  position  held.  The  obligation  under this  Paragraph  is
               separable   and  any  failure  by  the  Company  to  perform  the
               obligation in this  Paragraph will only give rise to an action to enforce this Paragraph.

          (xvii) You agree that subsequent to executing this agreement, you will not,  directly or  indirectly,  disclose the fact of and terms of this Agreement, including the severance benefits, to anyone other than your attorney,  except to the extent such  disclosure may be required for accounting or tax reporting purposes or as otherwise required by law.  You  further  warrant  and  represent  that and acknowledge  that a breach of this provision  would be a material breach of this agreement.

          (xviii) This agreement  shall be binding on the parties and upon their heirs, administrators, representatives, executors, successors and assigns  and shall  inure to their  benefit  and to that of their heirs, administrators, representatives, executors, successors and assigns.

          (xix)On or  before  November  26,  2003  you  will  return  all of the
               Company's property in your possession including,  but not limited to, such as  financial  documents,  business  models,  contracts, customer lists, mailing lists,  account information,  price lists and pricing  information  and all of the tangible and  intangible property belonging to the Company and relating to your employment with the Company. You further represent and warrant that you have not  retained  any  copies,  electronic  or  otherwise,  of  such property.

          (xx) You will  cooperate  fully with the  Company in its defense of or other  participation  in any  administrative,  judicial  or other proceeding  arising  from any charge,  complaint  or other action which has been or may be filed.

          (xxi)You warrant and represent  that you have not filed any complaint, action or any other matter nor initiated any proceeding  with any administrative or regulatory body on either a municipal, state or federal level.

          (xxii) You will  continue to comply with the terms of your  Employment
               Agreement  between you and the Company,  executed on February 15,
               2002 and know and understand  that the  obligations  contained in that  agreement  survive  execution  of this  Agreement  and your termination of employment.

          (xxiii) You agree that you will not make any comments  relating to the
               Company or its employees which are critical,  derogatory or which may tend to injure the business of the Company to anyone  outside of the senior  management  and  directors of the Company,  unless required by law.

          (xxiv) In the event that you breach any of your obligations under this agrement,  any outstanding  obligations of the Company  hereunder shall immediately terminate,  and any payments previously made to you pursuant to Paragraph 3 shall be returned to the Company.

          (xxv)You also acknowledge that you have been informed  pursuant to the federal Older Workers Benefit Protection Act of 1990 that:

               a.   You  have the  right  to  consult  with an  attorney  before signing this Agreement;

               b.   You do not  waive  rights or claims  under the  federal  Age
                    Discrimination  in  Employment  Act that may arise after the date this waiver is executed.

               c.   You have  twenty-one (21) days from the date of November 11,
                    2002 to consider this Agreement;

               d.   You have  seven (7) days after  signing  this  Agreement  to
                    revoke  the  Agreement,   and  the  Agreement  will  not  be
                    effective until that revocation period has expired.

          (xxvi)  The  provisions  of  this  Agreement  are  severable.  If  any provision  is held to be invalid or  unenforceable,  it shall not affect the validity or enforceability of any other provision.

          (xxvii) This  Agreement,  combined  with the terms of your  Employment
               Agreement  sets forth the entire  agreement  between  you and the
               Company  and  supersedes  any  and  all  prior  oral  or  written
               agreements  or   understandings   between  you  and  the  Company
               concerning the subject matter of this  Agreement.  This Agreement may not be  altered,  amended  or  modified,  except by a further written document signed by you and the Company.

          (xxviii) You represent that you fully  understand your right to review all aspects of this  Agreement  with an attorney of your  choice, that you have had the  opportunity to consult with an attorney of your choice,  that you have carefully  read and fully  understand all the  provisions  of this  Agreement  and that you are freely, knowingly and voluntarily entering into this Separation Agreement and General Release.

     If you are  willing  to enter  into this  Agreement,  please  signify  your acceptance in the space indicated  below, and return to me by December 12, 2002.
As I noted earlier,  this Agreement  will not become  effective  until seven (7)
days after the date you sign this Agreement.

PLEASE READ CAREFULLY.  YOU ARE GIVING UP ANY LEGAL CLAIMS THAT YOU HAVE AGAINST
THE COMPANY BY SIGNING THIS AGREEMENT.

Very truly yours,

----------------
Darryl Cohen
Chief Executive Officer

Accepted and agreed to on this 13 day of Decemver 2002

-------------------
Patricia Mincucci
 Date: